Registration No. ___


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        INTERNATIONAL DISPLAYWORKS, INC.
             (Exact Name of registrant as specified in its charter)



               Delaware                                   94-3333649
--------------------------------------         ---------------------------------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)



  599 Menlo Drive, Rocklin, California                                95765
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)


                1999 Stock Option Plan for Non-Employee Directors
               Morrow Snowboards, Inc. 1990 Equity Incentive Plan
                      (formerly the 1990 Stock Option Plan)
                       -----------------------------------
                            (Full title of the plan)


                               Stephen C. Kircher
                           599 Menlo Drive, Suite 200
                            Rocklin, California 95765
                            -------------------------
                     (Name and address of agent for service)


                                 (916) 415-0864
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE



========================================================================================================================
 Title of each class of                              Proposed maximum
    securities to be           Amount to be         offering price per       Proposed maximum           Amount of
       registered               registered              share (1)           aggregate offering      registration fee
                                                                                  price
========================================================================================================================
Common Stock underlying          293,682               $0.25-$0.85               $203,997            $   18.77
the 1999 Stock Option
Plan for Non-Employee
Directors
========================================================================================================================
Common Stock underlying          385,666               $1.70-$6.70               $961,748            $   88.48
the 1990 Employee
Equity Incentive Plan
========================================================================================================================
Total                                                                                                $ 107.25
========================================================================================================================

(1) Calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended ("Securities Act").

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The Securities and Exchange Commission rules and regulations allow us to "incorporate by reference" the information that we file with the Securities and Exchange Commission. This means that we can disclose additional important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file in the future with the Securities and Exchange Commission will automatically update and supersede this information. We have filed the following documents with the Securities and Exchange Commission and the information contained in those documents is incorporated by reference into this registration statement:

(1) Registrant's Annual Report on Form 10-K and 10-K/Afor the fiscal year ended October 31, 2001;

(2) Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 2002;

(3) Registrant's Proxy Statement for the Annual Meeting held on October 11, 2001; and

(4) The Description of Securities in Item 1 of the Registration Statement on Form 8A for registration of the Registrant's common stock pursuant to
     Section 12(g) of the Exchange Act.

     Please note that all other documents and reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, following the date of this Prospectus and prior to the termination of this offering will be deemed to be incorporated by reference into this Prospectus and will be made a part of it from the date of filing with the Securities and Exchange Commission.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein modifies or replaces such statement. Any such statement shall not be deemed to constitute a part of this registration statement except as so modified or replaced.

Item 4.  Description of Securities.

     The Registrant's common stock to be offered under this registration statement is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     None.

Item 6.  Indemnification of Directors and Officers.

     The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power to indemnify its directors, officers, employees and agents from expenses

(including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, in which such person is involved by reason of the fact such person were or are directors, officers, employees or agents of the Company, provided that such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such person may not be indemnified if the person has been adjudged liable to the corporation in the performance of such person's duties to the corporation, unless the Court of Chancery or the court in which such action or suit was brought determines that, in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. To the extent that such person has been successful on the merits or otherwise in defense of any proceeding, the General Corporate Law of the State of Delaware provides that such person shall be indemnified against expenses (including attorney's fee) reasonably and actually incurred. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or stock redemption, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit Number      Description of Exhibit

    4.1             Morrow  Snowboards,  Inc. 1990  Employee   Equity  Incentive
                    Plan(1)

    4.2             1999 Stock Option Plan for Non-Employee Directors(2)

    5.1             Opinion  of  General  Counsel,  Bartel  Eng & Schroder dated
                    April 26, 2002.

    23.1            Consent   of  General  Counsel,  Bartel  Eng  &  Schroder is
                    contained in Exhibit 5.1

    23.2            Consent of Independent Auditors, Perry-Smith LLP

(1) Incorporated by reference to the Company's Proxy Statement for the Annual Meeting held on June 25, 1997 (File No. 000-27002)

(2) Incorporated by reference to the Company's current report on Form 8-K filed on October 15, 1999 (File No. 000-27002)

Item 9.  Undertakings.

(a)      The undersigned Company hereby undertakes:

         (1) To file, during any period in which the Registrant offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    * * * * *

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rocklin, State of California.

                               INTERNATIONAL DISPLAYWORKS, INC.,
                               a Delaware corporation



Dated:   April 26, 2002        By:     /S/ STEPHEN C. KIRCHER
                                       ----------------------------
                                       Stephen C. Kircher, Chairman of the Board
                                       and Chief Executive Officer
                                       (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                               INTERNATIONAL DISPLAYWORKS, INC.,
                               a Delaware corporation



Dated:   April 26, 2002        By:     /S/ STEPHEN C. KIRCHER
                                       ----------------------------
                                       Stephen C. Kircher, Chairman of the Board
                                       and Chief Executive Officer
                                       (Principal Executive Officer)



Dated:   April 30, 2002        By:     /S/ IAN BEBBINGTON
                                       ----------------------------
                                       Ian Bebbington, Chief Financial Officer
                                       (Chief Financial and Accounting Officer)



Dated:   April 25, 2002        By:     /S/ RONALD COHAN
                                       ----------------------------
                                       Ronald Cohan, Director



Dated:   April 26, 2002        By:     /S/ TIM NYMAN
                                       ----------------------------
                                       Tim Nyman, Director

Dated:   April 26, 2002        By:     /S/ WILLIAM H. HEDDEN
                                       ----------------------------
                                       William H. Hedden, Director



Dated:   April 26, 2002        By:     /S/ ANTHONY G. GENOVESE
                                       ----------------------------
                                       Anthony G. Genovese, Chief Technology
                                       Officer and Director

                                  Exhibit 5.1


DAVID C. ADAMS
e-mail:  dadams@barteleng.com

                                                     April 26, 2002



Via U.S. Mail

Board of Directors
International DisplayWorks, Inc.
599 Menlo Drive, Suite 200
Rocklin, California  95765

         Re:      Common Stock of International DisplayWorks, Inc.
                  ------------------------------------------------

Dear Gentlemen:

     We have acted as counsel to International DisplayWorks, Inc., a Delaware corporation (the "Company"), in connection with the registration of 679,348 shares of the Company's Common Stock (the "Shares") under the Securities Act of 1933, as amended (the "Securities Act"), which will be offered under options pursuant to the Company's 1999 Stock Option Plan for Non-Employee Directors and the Morrow Snowboards, Inc. 1990 Employee Equity Incentive Plan (the "Plans"), all further described in the Company's registration statement on Form S-8 filed under the Securities Act (the "Registration Statement").

     For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed to be relevant. In conducting our examination, we assumed without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to all original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assume that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

     Our opinion is limited solely to matters set forth herein. We express no opinion as to the law of any other jurisdiction other than the laws of the State of California and the laws of the United States.

     Based upon the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement becomes and remains effective, and the Prospectus, which is a part of the Registration

April 26, 2002
Page 2

Statement (the "Prospectus"), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (ii) all offers and sales of the Shares will be made in compliance with the securities laws of the states having jurisdiction thereof, and (iii) the Company receives, to the extent applicable, the considerations set forth under the Plans and the Stock Agreements, we are of the opinion that the Shares to be issued under the Plans and the Stock Agreements will be legally issued, fully paid and non-assessable.

     We hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                   Sincerely,


                                   /S/ BARTEL ENG & SCHRODER

                                   BARTEL ENG & SCHRODER

SMD/llp

                                  EXHIBIT 23.2


                CONSENT OF PERRY-SMITH LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the International DisplayWorks, Inc.'s 1999 Stock Option Plan for Non-Employee Directors and 1990 Employee Equity Incentive Plan as of our report dated January 23, 2002 with respect to the financial statements and schedule of International DisplayWorks, Inc. included in its Annual Report (Form 10-K and 10-K/A) for the year ended October 31, 2001, filed with the Securities and Exchange Commission.



                                              /S/ PERRY-SMITH LLP

Sacramento, California
April 26, 2002